                                                                     Exhibit 3.2


                                THE COMPANIES LAW

                            COMPANY LIMITED BY SHARES
                            -------------------------

                        RESTATED ARTICLES OF ASSOCIATION

                                       OF

                              GCR HOLDINGS LIMITED

 (As Amended and Restated by Special Resolution adopted on December 19, 1996 and effective on such date)

1. In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

                  "Affiliate" has the meaning ascribed thereto in Rule 144 promulgated under the Securities Act.

                  "Articles" means these Articles of Association as originally framed or as from time to time altered by Special Resolution and "Article" means any particular Article hereof.

                  "the Auditors" means the Persons from time to time performing the duties of auditors of the Company.

                  "Book Price" of any share, as of any particular date, means the book value of such share as reflected on the balance sheet of the Company as of the last day of the last full fiscal quarter preceding such date, either before or after giving effect to the exercise, conversion or exchange of all outstanding warrants, options or other rights to acquire Ordinary Shares, as the Directors may determine.

                  "Business Day" means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or the City of New York are authorized or obligated by law or executive order to close.

                  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute. Any reference in these Articles to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

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                                       -2-


                  "Commencement" shall mean October 8, 1993.

                  "the Company" means the above named Company.

                  "Controlled Shares" in reference to any U.S. Person means (without duplication):

                           (i) all voting shares directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Code constructively owned by such U.S. Person, and

                           (ii) all voting shares beneficially owned by such U.S. Person.

                  For the purpose of these Articles, a Person is deemed to have "beneficial ownership" of all shares that are owned, directly or indirectly, by such Person, or by any group of which such Person is a member, within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, including any such shares that would otherwise be excluded by the provisions of Section 13(d)(6) of such statute or Rule 13d-4 promulgated thereunder. For purposes of clauses
                  (i) and (ii) and the last sentence of the first paragraph of each of Articles 4(f), 6(b) and 7(c), in calculating the percentage of the shares of the Company that a U.S. Person's total Controlled Shares represent, such percentage shall be the higher of the percentage determined pursuant to the constructive ownership rules stated above and the percentage determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

                  "debenture" means debenture stock, mortgages, bonds and any other such debt securities of the Company whether constituting a charge on the assets of the Company or not.

                  "the Directors" means the directors for the time being of the Company.

                  "dividend" includes a bonus or capitalization issue of shares.

                  "Exchange Act" means the United States Securities Exchange Act of 1934 as amended from time to time or any federal statute from time to time in effect that has replaced such statute. Any reference in these Articles to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.


                  "Excluded Controlled Shares" in reference to any U.S. Person (and in reference to any other U.S. Person, if Controlled Shares of the first U.S. Person are
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                                       -3-


                  constructively owned by such other U.S. Person pursuant to clause (i) of the definition of "Controlled Shares") means Controlled Shares of such first U.S. Person that would not be Controlled Shares of such first U.S. Person but for clause
                  (ii) of the definition of such term, provided that (i) such first U.S. Person is registered under the United States federal securities laws as a broker, dealer or investment adviser, (ii) such first U.S. Person is the beneficial owner of such shares solely because it has discretionary authority to vote or dispose of such shares in a fiduciary capacity on behalf of its client who is also a beneficial owner of such shares and (iii) the voting rights carried by such shares are not being exercised (and the client is informed that they are not being exercised) by such broker, dealer or adviser and are being exercised (if they are exercised at all) by such client, and provided, further, that the Company shall have received such assurances as it may request confirming that such shares are Excluded Controlled Shares and may assume that the Controlled Shares of each Member who is a U.S. Person do not include any Excluded Controlled Shares unless such Member otherwise notifies the Company and provides such assurances.

                  "Formula" has the meaning ascribed thereto in Article 40(a).

                  "Goldman Sachs" means Goldman, Sachs & Co. and its Affiliates and "Goldman Sachs Person" shall mean any one of such Persons.

                  "Goldman, Sachs & Co." means Goldman, Sachs & Co., a limited partnership registered in the state of New York, and its successors.

                  "Market Price" of any share of a class of shares listed on a United States securities exchange or quoted in a United States securities quotation system, as of any particular date, means the average of the last reported sale prices of such class on such securities exchange or in such quotation system for any ten (10) consecutive trading days selected by the Directors during a period of thirty (30) days preceding such date. In the event that, on any of such ten (10) consecutive trading days, (A) there is no such last reported sale price, then, in lieu thereof, the last reported bid price for such class on such exchange or in such quotation system on such trading day shall be used or (B) there is no such last reported sale price or last reported bid price, then, in lieu thereof, the last reported sale price or, if none, the last reported bid price on such securities exchange or in such quotation system on the latest trading day (whether or not during such thirty (30)- day period) preceding the trading day in question for which there is such a sale or bid price shall be used; PROVIDED that, if the number of consecutive trading days during such thirty (30)-day period for which there are last reported sale prices is equal to or greater than five (5) but less than ten
                  (10), then, in lieu of the Market Price determined as aforesaid, the Market Price may be, if the Directors in their discretion so determine, the average of such last sale prices for any five (5) consecutive trading days during such thirty
                  (30)-day period.

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                                       -4-

                  "Member" shall bear the meaning ascribed to it in the Statute.

                  "Memorandum" shall mean the Memorandum of Association of the Company as amended from time to time.

                  "month" means calendar month.

                  "Operating Company" means Global Capital Reinsurance Limited, a company incorporated under the laws of Bermuda.

                  "paid-up" means paid-up and/or credited as paid-up.

                  "Person" means any individual, company, corporation, firm, partnership, trust or any other business, entity or person, whether or not recognized as constituting a separate legal entity.

                  "the registered office" means the registered office for the time being of the Company.

                  "Seal" means the common seal of the Company and includes every duplicate seal.

                  "Secretary" includes an Assistant Secretary and any Person appointed to perform the duties of Secretary of the Company.

                  "Securities Act" means the United States Securities Act of 1933 as amended from time to time or any federal statute from time to time in effect which has replaced such statute. Any reference in these Articles to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

                  "Share" means an ordinary redeemable share of US$0.10 in the capital of the Company and includes a fraction of a Share.

                  "share" means a share of any class of shares in the capital of the Company (including, where the context so admits, Shares) and includes a fraction of a share.

                  "Special Resolution" has the meaning ascribed thereto in the Statute and, where the context so admits, shall include such a resolution so passed or approved by the holders of a particular class of share.

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                                       -5-


                  "Statute" means the Companies Law (Revised) of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

                  "subsidiary", with respect to any Person, means a corporation more than fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding Voting Shares of which is owned, directly or indirectly, by the Person or by one or more other subsidiaries, or by the Person and one or more other subsidiaries.

                  "Unadjusted Basis", when used with respect to the aggregate voting rights held by any Member, refers to the determination of such rights without reference to the provisions relating to the adjustment of voting rights contained in Article 40.

                  "United States 29% Shareholder" means a U.S. Person who owns, directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Code, either (i) issued shares representing more than twenty-nine percent (29%) of the total combined voting rights attaching to the issued Shares and any issued shares of any other class or classes of shares of the Company or (ii) more than twenty-nine percent (29%) of the total combined value of the Shares and any other shares of the Company, in each case determined pursuant to Section 957 of the Code.

                  "United States 25% Shareholder" means a U.S. Person who owns, directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Code, either (i) issued shares representing more than twenty-five percent (25%) of the total combined voting rights attaching to the issued Shares and any issued shares of any other class or classes of shares of the Company or (ii) more than twenty-five percent (25%) of the total combined value of the Shares and any other shares of the Company, in each case determined pursuant to Section 957 of the Code.

                  "United States 10% Shareholder" means a U.S. Person who owns, directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Code, issued shares representing ten percent (10%) or more of the total combined voting rights attaching to the issued Shares and any issued shares of any other class or classes of shares of the Company.

                  "U.S. Person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership that is, as to the United States, a domestic corporation or partnership and (iii) an estate or trust that is subject to U.S. Federal income tax on its income regardless of its source.

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                                       -6-


                  "Voting Share" of any Person means any share in such Person conferring voting rights on the holder thereof (other than such voting rights as would exist solely in relation to a proposal to alter or vary the rights attaching to such shares solely upon the future occurrence of a contingency).

                  "written" and "in writing" include all modes of representing or reproducing words in visible form.

                  Words importing the singular number include the plural number and vice-versa.

                  Words importing the masculine gender include the feminine gender.

                  Words importing living persons include corporations and other Persons.


                             CERTIFICATES FOR SHARES
                             -----------------------

2. Shares of the Company shall be evidenced by certificates unless, in the case of shares of any class or any particular shares, otherwise determined by the Directors. Certificates representing shares of the Company, if any, shall be in such form and may bear such legends (reflecting the terms of issue of the shares thereby represented, any restrictions on transfer of such shares and any other matters not inconsistent with these Articles) as shall be determined by the Directors. Such certificates shall be under the Seal. All certificates for shares of any class shall be consecutively numbered or otherwise identified and shall specify the shares and class thereof to which they relate. The name and address of the Person to whom shares are issued, with the number of such shares and date of issue and whether such shares are subject to any restrictions on transfer not applicable to all shares, whether pursuant to these Articles or as otherwise determined by the Directors, shall be entered or noted in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and (except in circumstances described in the last sentence of Article 13 if a certificate representing such shares has previously been issued) no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the Seal and authorized signatures affixed by some method or system of mechanical process.

3. Notwithstanding Article 2, if a share certificate be defaced, lost, destroyed or otherwise is not surrendered to the Company or any reason, it may be renewed on payment of such sum and on such terms (if any) as to evidence and indemnity, and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

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                                       -7-



                                 ISSUE OF SHARES
                                 ---------------

4.      (a)       Save with the sanction of a Special Resolution or the written consent of the holders of the Shares of each class given in accordance with
Article 8(a), Shares shall only be issued with the rights and restrictions as provided in these Articles.

        (b) Subject to the provisions, if any, in that behalf in the Memorandum and these Articles, and to any direction that may be given by Special Resolution and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors are authorized, without obtaining any vote or consent of the holders of any shares of the Company unless expressly provided by the terms of issue of such shares, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of shares, and in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

         (i) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Directors, and the distinctive designation thereof;

         (ii) the voting powers, full or limited, if any, of the series of that class or series;

         (iii) the rights in respect of dividends on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that class or series and any limitations, restrictions or conditions on the payment of dividends;

         (iv) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holders of the shares of that class or shares shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

         (v) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that class or series may be redeemed, and any limitations, restrictions or conditions on such redemption;

         (vi) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that class or series;

         (vii) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Company;

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                                       -8-



         (viii) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are outstanding; and

         (ix) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law or the provisions of this Article 4.

         (c) Subject as aforesaid, the Directors may allot, issue, grant options over or otherwise dispose of any shares of the Company at such terms and on such terms as they think proper.

         (d) Unless otherwise specified by the Directors, any shares which have been called, redeemed or otherwise repurchased by the Company shall, upon their cancellation, unless otherwise specified by the Directors, have the status of authorized but unissued shares and may be subsequently issued for valid consideration.

         (e) Subject to the provisions, if any, in that behalf in the Memorandum and these Articles, the Directors shall have the fullest powers permitted by the Statute to pay all or any redemption or purchase monies in respect of any shares out of any of the Company's funds including any amounts represented by its share capital or share premium accounts.

         (f) Notwithstanding the foregoing provisions of this Article 4, if the Company issues shares, it shall only do so in a manner that it believes would not cause, by reason of such issuance, (i) the total Controlled Shares of a U.S. Person other than a Goldman Sachs Person to equal or exceed ten percent (10%) of the shares of the Company, (ii) the total Controlled Shares of a Goldman Sachs Person to equal or exceed ten percent (10%) of the shares of the Company except with the prior written consent of Goldman, Sachs & Co. or (iii) a Goldman Sachs Person to become or continue to be a United States 25% Shareholder, in each case
(i), (ii) and (iii) on an Unadjusted Basis. If at any time no Goldman Sachs Person holds total Controlled Shares equal to ten percent (10%) or any higher percentage of the shares of the Company, then the provisions of this
Article 4(f) shall automatically, with no further action by any Person, terminate and have no further effect, regardless of any subsequent change in the percentage of shares owned by a Goldman Sachs Person.

         Notwithstanding the foregoing provisions of this Article 4(f), the Company may issue shares that would result in a Goldman Sachs Person becoming or continuing to be a United States 25% Shareholder PROVIDED that (i) no Goldman Sachs Person would be a United States 25% Shareholder after giving effect to such issuance but for market-making activities engaged in by a Goldman Sachs Person in the ordinary course of its business, (ii) after giving effect to such issuance, no Goldman Sachs Person would be a United States 29% Shareholder and
(iii) Goldman, Sachs & Co. provides in writing to the Company such assurances as the Company may require that no Goldman Sachs Person will be a United States 25% Shareholder (A) for a period of 29 consecutive days or more at any time or (B) for a period of 29 days or more during any single calendar quarter and no Goldman Sachs Person will be a United States 29% Shareholder. In addition, the foregoing provisions of this Article 4(f) shall not apply to any
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                                       -9-



issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the Company is a party, for resale.

5. The Company shall maintain a register of its Members, and, subject to the provisions of Articles 2 and 3, every Person whose name is entered as a Member in the register of Members shall, if the Directors shall have determined to issue certificates for shares pursuant to Article 2, be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue may provide) one certificate for all his shares or several certificates each for one or more of his shares; PROVIDED that in respect of a share or shares held jointly by several Persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.


                               TRANSFER OF SHARES
                               ------------------

6.      (a)   The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof

        (b) The Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be
(i) to increase the number of total Controlled Shares of any U.S. Person other than a Goldman Sachs Person to ten percent (10%) or any higher percentage of the shares of the Company, (ii) to increase the number of total Controlled Shares of any Goldman Sachs Person to ten percent (10%) or any higher percentage of the shares of the Company without the prior written consent of Goldman, Sachs & Co. or (iii) that a Goldman Sachs Person would become or continue to be a United States 25% Shareholder, in each case (i), (ii) and (iii) on an Unadjusted Basis. If at any time no Goldman Sachs Person holds total Controlled Shares equal to ten percent (10%) or any higher percentage of the shares of the Company, then the provisions of this Article 6(b) shall automatically, with no further action by any Person, terminate and have no further effect, regardless of any subsequent change in the percentage of shares owned by a Goldman
Sachs Person.

              Notwithstanding the foregoing provisions of this Article 6(b), the Directors shall not decline to register a transfer of shares that would result in a Goldman Sachs Person becoming or continuing to be a United States 25% Shareholder if (i) no Goldman Sachs Person would be a United States 25% Shareholder after giving effect to such transfer but for market-making activities engaged in by a Goldman Sachs Person in the ordinary course of its business, (ii) after giving effect to such transfer no Goldman Sachs Person would be a United States 29% Shareholder and (iii) Goldman, Sachs & Co. provides in writing to the Company such assurances as the Company may require that no Goldman Sachs Person will be a United States 25% Shareholder (A) for a period of 29 consecutive days or more at any time or (B) for a period of

29 days or more during any single calendar quarter and no Goldman Sachs Person will be a United States 29% Shareholder. In addition, the foregoing provisions of this Article 6(b) shall not apply to any transfer of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the Company is a party, for resale.

         (c) The Directors may, in their absolute discretion, decline to register the transfer of any shares if the Directors have reason to believe (i) that such transfer may expose the Company, any subsidiary thereof, any Member or any Person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (PROVIDED, however, that in this case
(ii) the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion).

         (d) Subject to Articles 6(b), 6(c) and 6(f), and except, in the case of any shares other than the Shares, as may otherwise be provided by the terms of issuance thereof, any Member may sell, assign, transfer or otherwise dispose of shares at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty days of such refusal.

         (e) The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine; PROVIDED that such registration shall not be suspended for more than forty-five days in any period of three hundred sixty-five (365) consecutive days.

         (f) The Directors may require any Member, or any Person proposing to acquire shares of the Company, to certify or otherwise provide information in writing as to such matters as the Directors may request for the purpose of giving effect to Articles 4(f), 6(b) and (c) and 7(c), including as to such Person's status as a U.S. Person, its Controlled Shares and other matters of the kind contemplated by Article 40(b). Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Directors and such Member or proposed acquiror otherwise agree) as the Directors may designate in such request. If any Member or proposed acquiror does not respond to any such request by the Directors as requested, or if the Directors have reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.

                        REDEMPTION AND PURCHASE OF SHARES
                        ---------------------------------

7.      (a)   Subject to the provisions of the Statute and the Memorandum, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine, and thereafter such shares may be redeemed pursuant to their terms.

        (b) Subject to the provisions of the Statute and the Memorandum, the Company may purchase its own shares, including any redeemable shares, and may make payment therefor in any manner authorized by the Statute, including out of capital, on the following conditions and in the following manners:

              (i) if such shares are of a class listed on a United States securities exchange or approved for quotation in a United States securities quotation system, (A) pursuant to open market transactions conducted in accordance with the requirements of Rule 10b-18 under the Exchange Act; (B) pursuant to a tender offer conducted in accordance with the requirements of Rule 13e-4 under the Exchange Act and at a price which is (x) no less than 90% of the lower of the Market Price or the Book Price of such shares as of the date that such tender offer is first publicly announced, and (y) no more than 120% of the greater of the Market Price or the Book Price of such shares as of the date that such tender offer is first publicly announced; or (C) pursuant to a privately negotiated purchase transaction with one or more shareholders of the Company and at a price which is no less than 90% of the lower of the Market Price or the Book Price of such shares as of the date of purchase (or, if the Board so determines, any earlier date on which the transaction is first publicly announced) and no more than 120% of the greater of the Market Price or the Book Price of such shares as of such date, PROVIDED that, before the Company may accept any offer to sell or make any offer to purchase its shares pursuant to this clause (C), the purchase price or a formula by which the price can be determined must be approved by the Directors, a properly constituted committee thereof or the Chief Executive Officer of the Company acting under the authority of the Directors or a properly constituted committee thereof, and any such offer to sell must be accepted by the Company, and any such offer to purchase must be made by the Company, if at all, not more than ninety (90) days following such approval and, if such offer to sell or such offer to purchase is accepted, the transaction must be settled not more than ninety (90) days after such acceptance; or

              (ii) in satisfaction or in lieu of any dividend or distribution payable by the Company with respect to any shares in accordance with these Articles, PROVIDED that (A) such purchases are made at a price which is (x) no less than 95% of the lower of the Market Price or the Book Price of such shares as of the date of such purchase (or, if the Board so determines, any earlier date on which the transaction is first publicly announced) and (y) no higher than 105% of the greater of the Market Price or Book Price of such shares as of such date, (B) such purchases are made from Members pro rata to their holdings of such shares (or if the relevant dividend or distribution contemplates such purchases as an alternative or option to a cash payment, pro rata to the holdings of such shares of the Members from whom such shares are being purchased), (C) at least ten (10) days' written notice of the shares to be purchased and the applicable price thereof (or a formula by which such price is to be determined) is provided to each relevant Member and (D) the payment of the proceeds of any such purchase of shares is settled on the date and otherwise in the manner that the relevant distribution or dividend would have been paid.

              (iii) as regards any shares held by any Director, officer or employee of the Company or any subsidiary thereof, on any such terms and conditions as may be provided for or contemplated by any employment agreement between the Company or any subsidiary thereof and such shareholder; or

               (iv) on any other terms and conditions; PROVIDED that the same shall have been authorized by ordinary resolution.

A purchase of shares in any manner provided for in this Article 7(b) shall not preclude a purchase of shares in any other manner provided for in this Article 7(b), whether concurrently, in connection therewith or otherwise.

        (c)   If the Company redeems or purchases shares pursuant to this
Article 7, it shall do so only in a manner it believes would not result, upon consummation of such redemption or purchase, in (i) the number of total Controlled Shares of any U.S. Person other than a Goldman Sachs Person, as a percentage of the shares of the Company, increasing to ten percent (10%) or any higher percentage, (ii) the number of total Controlled Shares of any Goldman Sachs Person, as a percentage of the shares of the Company, increasing to ten percent (10%) or any higher percentage without the prior written consent of Goldman, Sachs & Co. or (iii) a Goldman Sachs Person becoming or continuing to be a United States 25% Shareholder, in each case (i), (ii) and (iii) on an Unadjusted Basis. If at any time no Goldman Sachs Person holds total Controlled Shares equal to ten percent (10%) or any higher percentage of the shares of the Company, then the provisions of this Article 7(c) shall automatically, with no further action by any Person, terminate and have no further effect, regardless of any subsequent change in the percentage of shares owned by a Goldman Sachs Person.

        Notwithstanding the foregoing provisions of this Article 7(c), the Company may effect a redemption or purchase of shares that would result in a Goldman Sachs Person becoming or continuing to be a United States 25% Shareholder PROVIDED that (i) no Goldman Sachs Person would be a United States 25% Shareholder after giving effect to such redemption or purchase but for market-making activities engaged in by a Goldman Sachs Person in the ordinary course of its business, (ii) after giving effect to such redemption or purchase no Goldman Sachs Person would be a United States 29% Shareholder and (iii) Goldman, Sachs & Co. provides in writing to the Company such assurances as the Company may require that no Goldman Sachs Person will be a United States 25% Shareholder (A) for a period of 29 consecutive days or more at any time or (B) for a period of 29 days or more during any single calendar quarter and no Goldman Sachs Person will be a United States 29% Shareholder.

                          VARIATION OF RIGHTS OF SHARES
                          -----------------------------

8.      (a)   If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) shall only, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the shares of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

        (b) The provisions of these Articles relating to general meetings shall apply to every general meeting of the holders of a particular class of shares called by the Directors to meet as a separate class, and the necessary quorum for such class meeting shall be two (2) or more Members present in person or by proxy being the registered holders of an aggregate of at least fifty percent (50%) of the shares of such class carrying the right to receive notice of, attend and vote at such class meeting; PROVIDED that (i) if there is only one (1) Member of record holding shares of such class, one (1) Member present in person or by proxy shall constitute a quorum, and (ii) any holder of shares of such class present in person or by proxy may demand a poll.

        (c) Class meetings and class votes may be called only at the direction of the Directors. Nothing in these Articles shall give any Member or group of Members the right to call a class meeting or class vote.

9. The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking in any respect prior thereto or pari passu therewith or having rights to act at any general meeting as a separate class.


                          COMMISSION ON SALE OF SHARES
                          ----------------------------

10. The Company may insofar as the Statute permits pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

                           NON-RECOGNITION OF TRUSTS
                           -------------------------

11. No Person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.


                                 LIEN ON SHARES
                                 --------------

12. The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other Person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

13. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is then presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the Person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy. Effective upon such sale, any certificate representing such shares prior to such sale shall become null and void, whether or not it was actually delivered to the Company.

14. To give effect to any such sale the Directors may authorize some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

15. The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the Person entitled to the shares at the date of the sale.

                             TRANSMISSION OF SHARES
                             ----------------------

16. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only Persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other Persons.

17.     (a)   Any Person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the shares to such other Person nominated by him as the deceased or bankrupt Person could have made and to have such Person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

        (b) If the Person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

18. A Person becoming entitled to a share by reason of the death or bankruptcy, liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; PROVIDED, however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.


                       AMENDMENT OF MEMORANDUM, CHANGE OF
              LOCATION OF REGISTERED OFFICE & ALTERATION OF CAPITAL
              -----------------------------------------------------

19.     (a)   Subject to and insofar as permitted by the provisions of the
Statute, the Company may from time to time by Special Resolution alter or amend its Memorandum and may, without restricting the generality of the foregoing:

         (i) increase the share capital by such sum to be divided into shares of such amount of, or without, nominal or par value and with such rights, priorities and privileges annexed thereto as the resolution shall prescribe.

         (ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

         (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any Person;

         (v)      change its name or alter its objects.

         (b) All new shares created hereunder shall be subject to the same provisions with reference to liens, transfer, transmission and otherwise as the shares in the original share capital.

         (c) Without prejudice to Article 7 and subject to the provisions of the Statute the Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account.

         (d) Subject to the provisions of the Statute the Company may by resolution of the Directors change the location of its registered office.



                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE
                -------------------------------------------------

20. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty-five (45) days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

21. In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members, and, for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix any date (other than a prior date) as the record date for such determination.

22. If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.


                                 GENERAL MEETING
                                 ---------------

23.     (a)   The Company shall hold an annual general meeting not later than the 123rd day after the end of each financial year of the Company (with the first such meeting after 1996 to be held not later than January 31, 1998 and PROVIDED that, if the financial year is changed at any time, the first such meeting held after the end of the first changed financial year may be held at any time up to one year and 180 days after the last preceding annual general meeting) and may at any time hold an extraordinary general meeting, and in each case shall specify the meeting as such in the notices calling it. Each annual or extraordinary general meeting shall be held at such time and place as the Directors shall appoint.

        (b) At these annual general meetings the report of the Directors (if any) shall be presented, and the Directors to be elected at that meeting shall be elected.

24. Members shall not be entitled to call an annual or extraordinary general meeting of the Company or to call any vote of Members. Members may not act by written consent unless the Directors request them to do so.


                           NOTICE OF GENERAL MEETINGS
                           --------------------------

25. At least ten Business Days' notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company; PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given, be deemed to have been duly convened if it is so agreed:

         (a) in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

         (b) in the case of any other general meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than a majority of the combined voting power of the shares carrying such a right, or their proxies.

26. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any Person entitled to receive notice shall not, per se, invalidate the proceedings of that meeting.


                         PROCEEDINGS AT GENERAL MEETINGS
                         -------------------------------

27. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Two (2) or more Members present in person or by proxy, being the registered holders of an aggregate of at least fifty percent (50%) of the combined voting power of the shares carrying the right to receive notice of, attend and vote at such meeting, shall be a quorum; PROVIDED, that if there is only one (1) Member of record, one (1) Member present in person or by proxy shall constitute a quorum.

28. Adoption of an ordinary resolution shall require the affirmative vote of a majority of the combined voting power of such shares as, carrying the right to do so, are voted in person or by proxy at any general meeting at which the required quorum is present in person or by proxy, voting together as a single class.

29. A Member may nominate persons for election as Directors only at a general meeting of Members duly called by the Directors for the election of Directors. In any such case, written notice of such Member's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company in Bermuda or at such other place as the Directors may from time to time designate as the principal executive offices of the Company not later than (i) with respect to such an annual general meeting, the close of business on the 120th day prior to the anniversary of the day on which notice of the immediately preceding annual general meeting was first sent or given to Members, and (ii) with respect to such an extraordinary general meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to Members (or, in either case (i) or (ii), not later than such day and time as the Directors may authorize in order to comply with applicable law). Each such notice by a Member shall describe the nomination in sufficient detail for a nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of the Company, of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination; and (iii) the class and number of shares of the Company which are beneficially owned by the Member. In addition, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (iii) such other information regarding such nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such regulation; and
(iv) the consent of each nominee to serve as a Director of the Company, if so elected. The Chairman of the annual or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting shall not be considered.

30. If within one hour after the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or, if the Directors determine that such day, time or place for a meeting is impractical, to such other day and time (not more than three weeks after the appointed date for the meeting) or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within one hour from the time appointed for the meeting the Members present shall be a quorum.

31. The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within thirty (30) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

32. If at any general meeting no Director is willing to act as Chairman or if no Director is present within thirty (30) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

33. The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.


34. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.

35. Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company's minute book containing the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

36.           The demand for a poll may be withdrawn.

37. Except as provided in Article 39, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

38. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

39. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.


                                VOTES OF MEMBERS
                                ----------------

40.     (a)   Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member of record present in person or by proxy at a general meeting shall have one vote and on a poll every Member of record present in person or by proxy shall have one vote for each voting share registered in his name in the register; PROVIDED that, subject to the following provisions of this Article 40, if and for so long as the number of issued Controlled Shares (other than any Excluded Controlled Shares) of any U.S. Person would constitute ten percent (10%) or more of the total combined voting rights attaching to the issued shares of the Company (calculated after giving effect to any prior reduction in voting rights attaching to shares of other U.S. Persons as provided in this Article 40), each such issued Controlled Share (other than any such Excluded Controlled Share), regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the "Formula"):

              (T - C) / (9.1 x C)

Where: "T" is the aggregate number of votes conferred by all the issued voting shares immediately prior to that application of the Formula with respect to such issued Controlled Shares, adjusted to take into account each reduction in such aggregate number of votes that results from a prior reduction in the exercisable votes conferred by any issued Controlled Shares pursuant to
              Article 40(d) as at the same date;

              "C" is the number of issued Controlled Shares (other than any Excluded Controlled Shares) attributable to such U.S. Person.

        (b) The Directors may, by notice in writing, require any Member to provide within not less than ten Business Days, complete and accurate information to the registered office or such other place as the Directors may designate in respect of any or all of the following matters:

        (i) the number of voting shares in which such Member is legally or beneficially interested;

        (ii) the Persons who are beneficially interested in voting shares in respect of which such Member is the registered holder;

        (iii) the relationship, association or affiliation with such Member with any other Member or Person whether by means of common control or ownership or otherwise; or

        (iv) any other facts or matters which the Directors may consider relevant to the determination of the number of Controlled Shares attributable to any Person.

        (c)   If any Member does not respond to any notice given pursuant to
Article 40(b) above within the time specified therein or the Directors shall have reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Directors may determine that the votes attaching to any voting shares registered in the name of such Member shall be disregarded for all purposes until such time as a response (or additional response) to such notice reasonably satisfactory to the Directors has been received as specified therein.

        (d) The Formula shall be applied successively as many times as may be necessary to ensure that no Person shall be a United States 10% Shareholder at any time. For the purposes of determining the votes exercisable by Members as at any date, the Formula shall be applied first to the votes of issued Controlled Shares (other than any Excluded Controlled Shares) attributable to the U.S. Person to whom the greatest number of total Controlled Shares (other than any Excluded Controlled Shares) are attributed and successively to the issued Controlled Shares (other than any Excluded Controlled Shares) of other U.S. Persons in declining order of the number of total Controlled Shares (other than any Excluded Controlled Shares) attributable to them, in each case calculations being made on the basis of the aggregate number of votes conferred by the issued voting shares (PROVIDED that the order in which the Formula is applied successively with respect to different Members shall be determined on the basis of total Controlled Shares (other than any Excluded Controlled Shares) as aforesaid) as at such date as reduced by the prior application of the Formula to any larger number of issued Controlled Shares (other than any Excluded Controlled Shares) as at such date.

        (e) Notwithstanding the provisions of Articles 40(a) and 40(b) above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the voting shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person shall be a United States 10% Shareholder at any time.

41. In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

42. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other Person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other Persons may vote by proxy.

43. No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

44. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

45. On a poll or on a show of hands votes may be given either personally or by proxy.


                                     PROXIES
                                     -------

46. The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

47. The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting; provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or facsimile confirmation from the appointer that the instrument of proxy duly signed is in the course of transmission to the Company.

48. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof, generally until revoked or irrevocable. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

49. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given; PROVIDED that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

50. Any corporation which is a Member of record of the Company may in accordance with its articles of association or other analogous governing instruments or in the absence of such provision by resolution of its Directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

51. Shares in its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.


                                    DIRECTORS
                                    ---------

52.     (a)   There shall be a Board of Directors consisting of not less than three (3) or more than twenty (20) persons; PROVIDED, however, that the Company may from time to time by ordinary resolution increase or decrease the limits in the number of Directors. The Directors shall have the exclusive power and right to set the exact number of Directors within such limits from time to time by resolution adopted by the vote of a majority of the Directors present at a meeting at which a quorum is present, or by unanimous written consent of the Directors. The Directors (including Directors elected or appointed to fill new directorships or other vacancies pursuant to Article 52(b) or (c)) shall be subject to election at each annual general meeting of the shareholders, and the term of each Director shall last until the conclusion of the next annual general meeting of shareholders held after his or her election or appointment (subject to the first sentence of Article 52(b)). If the number of Directors is decreased by resolution of the Directors pursuant to this Article 52, in no case shall that decrease shorten the term of any incumbent Director.

        (b) A Director (including a Director elected or appointed to fill a new directorship or other vacancy pursuant to Article 52(b) or (c)) shall hold office until the conclusion of the annual general meeting at which his or her term expires and until his or her successor shall be elected or appointed and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director (unless the vacancy is filled by the Members pursuant to Article 52(c)).

         (c) One or more or all of the Directors of the Company may be removed only by ordinary resolution of the Members, but only for wilful neglect or default. The Members shall have the power to appoint another person in place of such a removed Director, and in default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy. In the case of any other vacant directorship, the Members may elect a Director to fill such vacancy, but only if the Directors first convene a general meeting for such purpose.

         (d) Advance notice of nominations for the election of Directors, other than nominations by the Directors or a committee thereof, shall be given to the Company in the manner provided in Article 29.

         (e) Notwithstanding the foregoing, whenever the holders of any one or more classes of shares of the Company shall have the right, voting separately by class, to elect Directors at any annual or extraordinary general meeting of Members, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Articles, including and subject to any applicable resolutions of the Directors adopted pursuant to Article 4 hereof.

         (f) A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

53. The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

54. The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

55. A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

56. A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

57. A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

58. A Director or alternate Director of the Company may be or become a Director or other Officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or Officer of, or from his interest in, such other company.

59. No Person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit reprised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; PROVIDED, however, that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

60. A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under
Article 59 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                               ALTERNATE DIRECTORS
                               -------------------

61. Subject to the exception contained in Article 69, a Director who expects to be unable to attend Directors' meetings because of absence, illness or otherwise may appoint any Person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same. An alternate Director shall be considered a Director for purposes of Article 107 hereof, and any rights an alternate Director may have under Article 107 in respect of any act or omission occurring during his appointment shall survive any termination of his appointment.


                         POWERS AND DUTIES OF DIRECTORS
                         ------------------------------

62. The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting, required to be exercised by the Company in general meeting; PROVIDED, however, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

63. The Directors may from time to time and at any time by powers of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

64. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

65. The Directors shall cause minutes to be made in books provided for the purpose:

     (a) of all appointments of officers made by the Directors;

     (b) of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors; and

     (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

66. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

67. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.


                                   MANAGEMENT
                                   ----------

68. (a) The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

     (b) The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

     (c) The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

     (d) Any such delegates as aforesaid may be authorized by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

                             CHIEF EXECUTIVE OFFICER
                             -----------------------

69. The Directors may, from time to time, appoint a Chief Executive Officer for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit. The Directors may entrust to and confer upon any Chief Executive Officer who is also a Director (other than an alternate Director) any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers; provided that any such power of the Directors so entrusted and conferred shall automatically terminate, with no further action by any Person, when such officer ceases to be a Director.


                            PROCEEDINGS OF DIRECTORS
                            ------------------------

70. Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In case of an equality of votes, the Chairman shall have a second or casting vote.

71. A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two days' notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held; PROVIDED that if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organization as the case may be. The provisions of Article 26 shall apply mutatis mutandis with respect to notices of meetings of Directors.

72. The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors then in office, present in person or represented by proxy, but not less than two.

73. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number to the extent that they are empowered so to do, or of summoning a general meeting of the Company, but for no other purpose.

74. The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

75. The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

76. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

77. All acts done by any meeting of the Directors or of a committee of Directors (including any Person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

78. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in Person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor), shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

79. (a) A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

     (b) The provisions of Articles 46-49 shall mutatis mutandis apply to the appointment of proxies by Directors.


                         VACATION OF OFFICE OF DIRECTOR
                         ------------------------------

80.      The office of a Director shall be vacated:

     (a) if he gives notice in writing to the Company that he resigns the office of Director;

     (b) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

     (c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

     (d) if he is found a lunatic or becomes of unsound mind;

     (e) if he is removed or retires in accordance with the provisions of
         Article 52.


                              PRESUMPTION OF ASSENT
                              ---------------------

81. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the Person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.


                                      SEAL
                                      ----

82. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one Person who shall be either a Director or the Secretary or Secretary-Treasurer or some Person appointed by the Directors for the purpose; PROVIDED that the Company may have for use in any place or places outside the Cayman Islands, a duplicate seal or seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used; and PROVIDED further that a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.


                                    OFFICERS
                                    --------

83. The Company may have a President and shall have a Secretary or Secretary-Treasurer, appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal, as the Directors from time to time prescribe.


                       DIVIDENDS, DISTRIBUTION AND RESERVE
                       -----------------------------------

84. Subject to the Statute, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

85. The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

86. No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized or out of the share premium account or as otherwise permitted by the Statute.

87. Subject to the rights of Persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

88. The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

89. The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

90. Any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. At the discretion of the Directors, dividends may also be paid by wire transfer or by any other means requested by a Member. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

91.      No dividend shall bear interest against the Company.


                                 CAPITALIZATION
                                 --------------

92. The Company may upon the recommendation of the Directors by ordinary resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.


                                BOOKS OF ACCOUNT
                                ----------------

93. The Directors shall cause proper books of account to be kept with respect to:

     (a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

     (b) all sales and purchases of goods by the Company;

     (c) the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

94. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.

95. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.


                                      AUDIT
                                      -----

96. The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

97. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

98. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

99. Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.


                                     NOTICES
                                     -------

100. Notices shall be in writing and may be given (a) if by the Company to any Member either personally or by sending it by post, cable, telex, telecopy or by established commercial courier service to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands and (b) if to the Company at the registered office or such other address as the Company may have furnished to the Members in writing.

101. (a) Where a notice is sent by post or established commercial courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting or delivering to such service a letter containing the notice, and to have been effected at the expiration of sixty hours after the letter containing the same is posted or delivered to such service as aforesaid.

     (b) Where a notice is sent by cable, telex, or telecopy, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization and to have been effected on the day the same is sent as aforesaid.

102. A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

103. A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

104. Notice of every general meeting shall be given in any manner hereinbefore authorized to:

     (a) every Person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

     (b) every Person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

No other Person shall be entitled to receive notices of general meetings.

                                   WINDING UP
                                   ----------

105. If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

106. If the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the nominal capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the nominal capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the nominal capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.


                                    INDEMNITY
                                    ---------

107. The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, claims, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution his office or trust unless the same shall happen through the wilful neglect or default of such Director, officer or trustee.

                                 FINANCIAL YEAR
                                 --------------

108. Unless the Directors otherwise prescribe, the financial year of the Company shall end on 30th September in each year.


                             AMENDMENTS OF ARTICLES
                             ----------------------

109. Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.


                         TRANSFER BY WAY OF CONTINUATION
                         -------------------------------

110. If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.